FIRST LEASE AMENDMENT

This First Lease Amendment made this 22nd day of February 2021 by and between 1 Progress, LLC (hereinafter referred to as "Lessor") and FlexEnergy Energy Systems, Inc., (hereinafter referred to as "Lessee"),

WHEREAS, Lessee entered into a Lease with Lessor dated January 2019 for the rental of certain property located at 1 Progress Drive, Dover, New Hampshire, containing 45,600 rentable square feet of floor space, more or less, (hereinafter referred to as "Premises"), and

WHEREAS, Lessor and Lessee are desirous of effectuating certain changes, modifications, and affirmations to said Lease,

NOW, THEREFORE, in consideration of the mutual promises expressed herein, it is hereby agreed as follows:

1. The term of the Lease shall be extended for a period of three (3) years. The new Lease expiration date shall therefore be June 30, 2027.

2. Lessee wishes to perform approximately $360,000 in improvements to the space. Lessor agrees to contribute $150,000 towards said improvements but will be reimbursed for its contribution over the remainder of the now current lease term at $.67/sf (included in "Fixed Rent" in the table below). **Lessee must complete all improvements per Exhibit A unless otherwise mutually agreed upon with Lessor.**

3. Annual Fixed Rent per rentable square foot excluding Operating Expenses and Real Estate Taxes for the Extension Term shall be as follows:

7/1/21 - 6/30/22	$5.67 NNN	$258,552	$21,546
7/1/22 - 6/30/23	$5.92 NNN	$269,952	$22,496
7/1/23 - 6/30/24	$6.17 NNN	$281,352	$23,446
7/1/24 - 6/30/25	$6.32 NNN	$288,192	$24,016
7/1/25 - 6/30/26	$6.32 NNN	$288,192	$24,016
7/1/26 - 6/30/27	$6.32 NNN	$288,192	$24,016

4. Lessor and its "friends/family" shall be offered to participate in Lessee's planned Public Share Offering at its initial price.

5. All of the other terms, conditions and provisions of the Lease shall remain in full force and effect.

IN WITNESS WHEREOF, Lessor and Lessee have duly executed this Fourth Lease Amendment on the day and year first above written.

LESSOR	**LESSEE**
1 PROGRESS, LLC	FLEXENERGY ENERGY SYSTEMS, INC.
By: _______________	By: _______________
Name: Chad Kageleiry	Name: Mark G Schnepel
Title: Manager	Title: CEO

EXHIBIT A

FlexEnergy - 1 Progress Drive Build Out Cost Responsibilities (per attached plan)

1 Progress Responsibilities	
Test cell area	$51,600
New break room	$12,000
dividing wall in existing office	$1,325
Carpentry	$5,378
new break room flooring	$2,800
break room interior door with window	$1,663
5 x interior 36" wood doors with window	$4,000
exterior door	$1,800
relocate sink and cabinets to new break room	$3,200
Drop ceiling in new break room 468 ft2	$2,800
Break room and move 3 x 100 amp 480v circuits	$11,875
mini split in new break room and office	$8,244
mini split for control room	$3,950
A/C for QC, Balance, R/A & Engine build rooms	$18,740
Exhaust fans and intake louvers for test cells	$13,500
Management @ 5%	$7,125
1 Progress Total	**$150,000**
FlexEnergy Responsibilities	
Relocate 2500 amp buss and switch gear	$70,000
Paint new rooms	$7,000
window in break room	$1,500
Plywood 8' high inside test cells/ load bank rooms	$3,000
sprinkler adjustments, relocate heads and system drain	$7,000
cost to install and paint existing doors brought from 30 NH	$1,500
floor painting in new shop rooms	$5,000
Ventilation Fans	$8,000
Pave 80' x 80" pad/Fence	$64,000
Gas piping from main to 2 test cells	$1,500
cost for scissor lift rental	$3,580
Drop ceiling in new control room 168 ft2	$1,000
Lighting Relocation and New Fixtures	$26,840
Exhaust fan and convenience outlets	$7,674
Management @ 2.5%	$5,190
FlexEnergy Total	**$212,784**
Project Total	**$362,784**

ch

MCS



GENERAL CONSTRUCTION NOTES:
UNIT 3
WALL TYPE SCHEDULE

EVENKEEL

1 PROGRESS DRIVE
UNIT 3
DOVER, NH

UNIT 3
INTERIOR
ALTERATIONS

UNIT 3 FLOOR PLAN
AND ENLARGED
PARTIAL PLANS

A-1

MCS